Exhibit 10.6

FORTUNE BRANDS, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

(Effective January 1, 2008)

Fortune Brands, Inc. (the “Company”) hereby establishes this Director’s Deferred Compensation Plan (the “Plan”) to assist the Company in attracting and retaining persons of competence and stature to serve as Directors by giving those Directors the option of deferring receipt of the fees payable to them in cash by the Company for their services as Directors.

1. Effective Date. The Plan is effective as of January 1, 2008.

2. Eligibility and Participation. Each Director of the Company who: (a) is duly elected to the Company’s Board of Directors (the “Board of Directors” or the “Board”); (b) receives in cash any fees, stipends, awards, or other remuneration (“Directors’ Fees”) from the Company for services as a Director; and (c) is not an employee of the Company, is an “Eligible Director.” Each Eligible Director may elect to defer receipt of Directors’ Fees otherwise payable in cash to that Eligible Director, as provided for in the Plan, beginning on the date he or she is first elected to the Company’s Board. Each Eligible Director who elects to defer Directors’ Fees under the Plan is a “Participant” in the Plan.

3. Administration. The Board appoints the Company’s Nominating and Corporate Governance Committee to act as the administrator of the Plan (referred to herein as the “Administrator”). The Administrator will serve at the pleasure of the Board of Directors and will administer, construe and interpret the Plan in its sole discretion. The Administrator will not be liable for any act done or determination made in good faith. The Board of Directors has the power to designate an additional or replacement Administrator at its discretion. The expense of administering the Plan shall be borne by the Company and shall not be charged against benefits payable hereunder.

4. Deferrals.

(a) Deferral Election. An Eligible Director may file with the Administrator, on or before November 1 of each year, an election in writing to defer all or a portion of the Directors’ Fees to be earned by the Eligible Director in the following calendar year (a “Deferral Election”). In the year in which a Director first becomes eligible to participate in the Plan, the Director may make a Deferral Election with respect to services to be performed subsequent to the date of the Deferral Election, if the Director files it with the Administrator within thirty (30) days after the date the Director becomes eligible to participate in the Plan. When a Deferral Election is filed, an amount equal to all or a portion (as designated in the Deferral Election) of the Directors’ Fees earned by the Participant for the following calendar year (or the remainder of the calendar year, in the case of new directors) will be credited to a deferral account maintained on behalf of that Participant (the “Deferral Account”).

(b) Minimum Deferral. The amount of Deferral Election may not be less than $1,000 per calendar quarter.

(c) Accounting. The Deferral Accounts will be maintained by the Company and will list and reflect each Participant’s credits and valuations. The Company will credit to each Participant’s Deferral Account an amount equivalent to the Directors’ Fees or portion thereof, as designated in the Deferral Election, that would have been paid to the Participant if the Participant had not elected to defer such compensation under the Plan. The credit will be made on the date on which the Directors’ Fees would have been paid absent a Deferral Election.

The Plan is unfunded and no funds will be segregated into the Deferral Account of Participants. The Administrator will provide each Participant an annual statement of the balance in that Participant’s Deferral Account.

(d) Valuation. At the end of each calendar quarter, each Participant’s Deferral Account will be credited with interest on the value of his or her Deferral Account at the beginning of the quarter. The interest rate applicable for a calendar quarter will be the average rate of the final auction of the prior quarter for the sale of 13-week U.S. Government bills, rounded up to the nearest five-hundredths of one percent (.05%). If such rate is no longer available, a substantially similar one selected by the Administrator shall be used. Interest will be calculated on the basis of actual days over a 360-day year.

5. Distribution.

(a) Except as provided below, distribution of a Participant’s Deferral Account will be made as soon as practicable in the January following the calendar year in which the Participant’s “Separation from Service” (as defined in Treas. Reg.
§1.409A-1(h) and in accordance with Treas. Reg. §1.409A-1(i)(2)) occurs, in a single lump sum payment. For purposes of this Plan, “Service” means the provision of services to the Company or its subsidiaries in the capacity of (i) an employee, (ii) a non-employee member of the Board, or (iii) a consultant or other independent advisor to the Company or its subsidiaries.

(b) Notwithstanding paragraph (a) above, if the Participant is a Specified Employee as of the date of his or her Separation from Service, distribution of the Participant’s Deferral Account will not be made before the date that is six (6) months after the Participant’s Separation from Service or, if earlier, the date of the Participant’s death. During the six-month delay period, a Participant’s Deferral Account will be credited with interest in accordance with Section 4 above. For purposes of this paragraph, “Specified Employee” has the meaning given that term in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Treas. Reg. 1.409A-1(c)(i) (or any similar or successor provisions). The Company’s “specified employee identification date” (as described in Treas. Reg. 1.409A-1(c)(i)(3)) will be December 31 of each year, and the Company’s “specified employee effective date” (as described in Treas. Reg. 1.409A-1(c)(i)(4) or any similar or successor provisions) will be April 1 of each succeeding year.

6. Separation from Service due to Death. In the event of a Participant’s Separation from Service by reason of death, the Administrator will, as soon as reasonably practicable following Separation from Service but in no event later than 90 days after the Participant’s death, commence distribution of amounts credited to the Deferral Account to the beneficiary or beneficiaries of the Participant. Each Participant has the right to designate one or more beneficiaries to receive distributions in the event of a Participant’s death by filing with the Administrator a Beneficiary Designation Form. The designated beneficiary or beneficiaries may be changed by a Participant at any time prior to that Participant’s death by the delivery to the Administrator of a new Beneficiary Designation Form. If no beneficiary has been designated, or if no designated beneficiary survives the Participant, distributions pursuant to this provision will be made to the Participant’s estate.

7. Effect of Change of Control. In the event of a Change of Control of the Company, the entire unpaid balance of each Participant’s Deferred Account shall be paid in a lump sum to the Participant as of the effective date of the Change of Control. Change of Control shall mean the first to occur of any of the following events, but only to the extent that such event is described in Code Section 409A(a)(2)(A)(v):

(a) any one person, or more than one person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company, but not including persons solely because they purchase stock of the Company at the same time or as a result of the same public offering), acquires (or has acquired within the 12-month period ending on the date of the most recent acquisition by such person) securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any period of twelve months (not including any period prior to the execution of this Plan), a majority of members of the Board are replaced by Directors (whose appointment or election is not endorsed by at least a majority of the members of the Board before the date of the appointment or election); or

(c) any person, or more than one person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company, but not including persons solely because they purchase stock of the Company at the same time or as a result of the same public offering), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the combined voting power of the stock of the Company but only if such person or group did not own more than 50% of the combined voting power of the stock of the Company prior to such acquisition; or

(d) any person, or more than one person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company, but not including persons solely because they purchase assets of the Company at the same time), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, except where the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding stock of the Company, or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii), above.

8. Assignment and Alienation of Benefits. The right of each Participant to any account, benefit or payment hereunder will not, to the extent permitted by law, be subject in any manner to attachment or other legal process for the debts of that Participant; and no account, benefit or payment will be subject to anticipation, alienation, sale, transfer, assignment or encumbrance except by will, by the laws of descent and distribution, or by a Participant election to satisfy a property settlement agreement pursuant to a divorce.

9. Section 409A Compliance. Notwithstanding any provision to the contrary, this Plan is intended to comply with Code Section 409A and the interpretive guidance thereunder. The Plan shall be construed and interpreted in accordance with such intent. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10. Unsecured Obligation. The obligation of the Company to make distributions of amounts credited to the Participant’s Deferred Account shall be a general obligation of the Company, and such distribution shall be made only from general assets and property of the Company in shares of common stock of the Company. The Participant’s relationship to the Company under the Plan shall be only that of a general unsecured creditor and neither this Plan, nor any agreement entered into hereunder, or action taken pursuant hereto shall create or be construed to create a trust for purposes of holding and investing the Deferred Account balances. The Company reserves the right to establish such a trust, but such establishment shall not create any rights in or against any amounts held thereunder.

11. Amendment or Termination. The Board of Directors may amend this Plan at any time and from time to time. The Board of Directors may terminate this Plan, to the extent such termination is permissible according to Treasury Regulations or other published guidance issued by the U.S. Department of Treasury or the Internal Revenue Service under Code Section 409A. The time of a payment to a Participant under the Plan may be accelerated where the right to the payment arises due to a termination and liquidation of the Plan, in accordance with the provisions of Treas. Reg. §1.409A-3(j)(4)(ix) or any successor provisions thereto. Any amendment or termination of this Plan will not adversely affect the rights of a Participant accrued prior thereto without that Participant’s written consent, except to the extent required by law.

12. Taxes. The Company is not responsible for the tax consequences under federal, state or local law of any election made by any Participant under the Plan. All payments under the Plan are subject to withholding and reporting requirements to the extent required by applicable law.

13. No Right to Continued Membership on the Board. Nothing in this Plan confers upon any Director any right to continue as a Director of the Company or interferes with the rights of the Company and its shareholders, which are hereby expressly reserved to remove any Director at any time for any reason whatsoever, with or without cause.

14. Applicable Law. To the extent not preempted by federal law, this Plan shall be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to its conflict of laws principles. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

July 31, 2007	FORTUNE BRANDS, INC.

	By:	/s/ Mark A. Roche
	Its:	Senior Vice President, General Counsel and Secretary

FORTUNE BRANDS, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

DEFERRAL ELECTION

Complete only if you have not previously filed a Deferral Election, or you now wish to change your previous Deferral Election(s).

I,                                                                                  , make the following election under the Fortune Brands, Inc. Directors’ Deferred Compensation Plan (the “Plan”) with respect to fees earned beginning January 1, 2008 for services as a Director of Fortune Brands, Inc. (the “Company”). Any capitalized term that is not defined will have the meaning set forth in the Plan.

I elect to defer receipt of

Directors’ Fees

☐	all of my Directors’ Fees

or

☐	$ per calendar quarter of my Directors’ Fees (may not be less than $1,000 per calendar quarter).

This Deferral Election supersedes any prior deferral elections under the Plan and will remain in effect unless changed through a future election or operation of the Plan. The Plan is unfunded. All deferrals and interest are maintained as general assets of the Company. You should carefully review the enclosed Plan before you elect to defer.

If you have any questions regarding the Plan, please call Elizabeth Lane at (847) 484-4447. Please remember that if you would like to participate, this Deferral Election must be returned by November 1, 2007.

Director’s Signature	Date

Director’s Name (please print)	Social Security No.

FORTUNE BRANDS, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION

Complete only if you have not previously filed a Beneficiary Designation, or you now wish to change your previous Beneficiary Designation(s).

In accordance with the terms of the Fortune Brands, Inc. Directors’ Deferred Compensation Plan (the “Plan”), the individual whose name appears below, who serves as a Director of Fortune Brands, Inc. (the “Company”) hereby designates a beneficiary or beneficiaries, with respect to his or her Deferral Account (and any other amounts due to him or her) under the Plan. This designation shall supersede any and all previous Beneficiary Designations made by the Director with respect to his or her Deferral Account under the Plan. Any capitalized term that is not defined will have the meaning set forth in the Plan.

1. Primary Beneficiary. The following person, or persons, are designated as primary beneficiary with respect to the percentage of the Director’s unpaid Deferral Account (and any other amounts due to him or her) indicated for each person:

Name:
Relationship:
Address:

Percent:

Name:
Relationship:
Address:

Percent:

Name:
Relationship:
Address:

Percent:

2. Secondary Beneficiary. The following person, or persons, are designated as secondary Beneficiary with respect to the percentage of the Director’s unpaid Deferral Account (and any other amounts due to him or her) indicated for each person:

Name:
Relationship:
Address:

Percent:

Name:
Relationship:
Address:

Percent:

Name:
Relationship:
Address:

Percent:

Director’s Signature	Date

Director’s Name (please print)	Social Security No.